Exhibit 23.4

CONSENT OF INDEPENDENT AUDITOR

We consent to use in this Registration Statement (No. 333-200394) on Form S-3/A of Marathon Patent Group, Inc. of our report dated December 19, 2014, relating to our audit of the financial statements of OrthoPhoenix, LLC, TLIF, LLC and MedTech Development Deutschland GmbH and to the reference to our firm under the caption "Experts".

SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

/S/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Newport Beach, California
December 29, 2014